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                                                                                                       EXHIBIT (11)
                               SPRINT CORPORATION
              COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                      (In Millions, Except Per Share Data)


                                                            Three Months Ended             Nine Months Ended
                                                              September 30,                  September 30,
                                                    --- --------------------------- -- ---------------------------
                                                           1996           1995            1996            1995
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Primary earnings per share
Net income from continuing operations               $      316.2    $     263.6     $     944.9     $     731.5
Preferred stock dividends                                   (0.3)          (0.6)           (1.1)           (1.9)
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
                                                           315.9          263.0           943.8           729.6
Discontinued operation, net                                 --              4.9            (2.6)            7.0
Extraordinary losses from early extinguishments
   of debt, net                                             (3.8)          --              (3.8)           --
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Earnings applicable to common stock                 $      312.1    $     267.9     $     937.4     $     736.6
                                                    --- ----------- -- ------------ -- ------------ -- -----------

Weighted average number of common shares (1)
                                                           434.7          350.5           423.1           350.0
                                                    --- ----------- -- ------------ -- ------------ -- -----------

Primary earnings per share
   Continuing operations                            $      0.73     $      0.75     $     2.23      $      2.08
   Discontinued operation                                  --              0.01            --              0.02
   Extraordinary item                                     (0.01)           --            (0.01)            --
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Total                                               $      0.72     $      0.76     $     2.22      $      2.10
                                                    --- ----------- -- ------------ -- ------------ -- -----------


Fully diluted earnings per share
Income from continuing operations, net of
   preferred stock dividends                        $      315.9    $     263.0     $     943.8     $     729.6
Convertible preferred stock dividends                        0.1            0.1             0.4             0.4
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
                                                           316.0          263.1           944.2           730.0
Discontinued operation, net                                 --              4.9            (2.6)            7.0
Extraordinary losses from early extinguishments
   of debt, net                                             (3.8)          --              (3.8)           --
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Earnings as adjusted for purposes of computing
   fully diluted earnings per share                 $      312.2    $     268.0     $     937.8     $     737.0
                                                    --- ----------- -- ------------ -- ------------ -- -----------

Weighted average number of common shares
                                                           434.7          350.5           423.1           350.0
Additional dilution for common stock equivalents
   and dilutive securities                                   1.4            1.3             1.3             1.8
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Total                                                      436.1          351.8           424.4           351.8
                                                    --- ----------- -- ------------ -- ------------ -- -----------


Fully diluted earnings per share
   Continuing operations                            $       0.73    $      0.75     $      2.22     $      2.07
   Discontinued operation                                   --             0.01            --              0.02
   Extraordinary item                                      (0.01)          --             (0.01)           --
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Total                                               $       0.72    $      0.76     $      2.21     $      2.09
                                                    --- ----------- -- ------------ -- ------------ -- -----------

(1) Weighted average number of common shares have been adjusted for the assumed conversion of convertible preference stock and for dilutive common stock equivalents using the treasury stock method.

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